                                   EXHIBIT 11

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 6 to Maxus Laureate Fund's Registration Statement on Form N-1A of our report dated January 21, 1998 on the financial statements of Maxus Laureate Fund and the Summary Financial Information included in the Prospectus and to the references made to us under the caption "General Information" included in the Prospectus and under the caption "Investment Advisory and Other Services" included in the Statement of Additional Information.

McCURDY & ASSOCIATES CPA's, INC.

Westlake, Ohio
February 18, 1998